UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 12, 2015

OMNICOM GROUP INC.

(Exact Name of Registrant as Specified in Charter)

New York (State or Other Jurisdiction of Incorporation)	1-10551 (Commission File Number)	13-1514814 (IRS Employer Identification No.)

437 Madison Avenue, New York, NY (Address of Principal Executive Offices)	10022 (Zip Code)

Registrants’ telephone number, including area code: (212) 415-3600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 12, 2015, Omnicom Group Inc. (“Omnicom”) announced that Peter Swiecicki, age 56, and Andrew Castellaneta, age 56, have been appointed by the board of directors to serve as SVP, Finance and Controller, and SVP, Chief Accounting Officer, respectively, effective January 1, 2015.

Mr. Swiecicki joined Omnicom in 2013 as SVP, Director of Business Operations. Prior to joining Omnicom, Mr. Swiecicki spent more than 30 years at Omnicom’s BBDO agency in various roles. He started his career at BBDO Detroit as Controller, rising to CFO and COO of the agency. In 2010, he assumed the role of CFO of BBDO Germany and then moved to BBDO Worldwide in New York.

Mr. Castellaneta joined Omnicom as Assistant Controller in 2000. Prior to joining Omnicom, he spent more than a decade at the corporate headquarters of the Walt Disney Company and IBM in various senior financial management positions, including roles in financial reporting, M&A, real estate and treasury.

The Company’s press release describing these events is attached as Exhibit 99.1 hereto and is incorporated by reference herein. In reliance on the instruction to paragraph (c) of Item 5.02 of Form 8-K, the Company is filing this Form 8-K on the same day that the Company is making the public announcement of the appointments by means other than this Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release, dated January 12, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Omnicom Group Inc.
By:	/s/ Philip J. Angelastro
	Name:	Philip J. Angelastro
	Title:	Executive Vice President and
Chief Financial Officer

Date: January 12, 2015

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release, dated January 12, 2015.